Exhibit 4.3

SECOND AMENDMENT

TO THE

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

WHEREAS, each of the undersigned is a party to that certain Amended and Restated Shareholders Agreement, dated March 31, 2005, as amended by the First Amendment to the Amended and Restated Shareholders Agreement dated April 19, 2005 (the “Shareholders Agreement”), by and among Warner Chilcott Limited (f/k/a Warner Chilcott Holdings Company, Limited), an exempted Bermuda limited company (“Warner I”), Warner Chilcott Holdings Company II, Limited, an exempted Bermuda limited company (“Warner II”), Warner Chilcott Holdings Company III, Limited, an exempted Bermuda limited company ( “Warner III” and, together with Warner I and Warner II, the “Companies”) and certain other persons named therein;

WHEREAS, the IPO (as defined in the Shareholders Agreement) has occurred, and accordingly, pursuant to Section 8.04(b) of the Shareholders Agreement, only Article 6, Sections 7.03, 7.04, 7.05, 7.07, Article 8 and Section 3.05 thereof survive as of the date hereof;

WHEREAS, Warner I’s board of directors and shareholders have determined that it is in the best interests of the Companies to establish Warner Chilcott plc, an Irish public limited company (“Warner plc”), as a new top holding company for the Companies;

WHEREAS, the shareholders of Warner I and the Supreme Court of Bermuda have approved a Scheme of Arrangement between Warner I and its shareholders (the “Scheme of Arrangement”) pursuant to which Warner plc will become the new top holding company for the Companies;

WHEREAS, pursuant to Section 8.04 of the Shareholders Agreement, the written consent of each Sponsor (as defined in the Shareholders Agreement) who owns at least 50% of its Initial Shares (as defined in the Shareholders Agreement) and each of the Companies (collectively, the “Required Parties”) is required to amend the Shareholders Agreement;

WHEREAS, the Required Parties desire to amend the Shareholders Agreement to permit Warner I to assign all of its rights and obligations under the Shareholders Agreement to Warner plc upon the effectiveness of the Scheme of Arrangement and in connection with certain other related matters;

WHEREAS, Warner I desires to assign to Warner plc all of its rights and obligations under the Shareholders Agreement, and Warner plc desires to assume all of Warner I’s rights and obligations under the Shareholders Agreement upon the effectiveness of the Scheme of Arrangement; and

NOW, THEREFORE, pursuant to Section 8.04 of the Shareholders Agreement:

1. The Required Parties hereby consent to the amendment of the Shareholders Agreement by:

(a) deleting the reference to “Hamilton, Bermuda” in the definition of “Business Day” in Section 1.01(a) and replacing it with “Dublin, Ireland.”

(b) deleting the definition of “Class A Common Shares” in Section 1.01(a) and replacing it with the following:

“‘Class A Common Shares’ means the ordinary shares, par value $0.01 of the Company.”

(c) deleting the definition of “Companies” in the Preamble and adding to Section 1.01(a) the following:

“‘Companies’ means, from and after the effectiveness of the Scheme of Arrangement, Warner Chilcott plc, an Irish public limited company (“Warner plc”), Warner Chilcott Limited (f/k/a Warner Chilcott Holdings Company, Limited), Warner II and Warner III.”

(d) deleting the definition of “Company” in the Preamble and adding to Section 1.01(a) the following:

“‘Company’ means, from and after the effectiveness of the Scheme of Arrangement, Warner plc; provided that, as such term is used in the definition of “Transaction,” “Company” means Warner Chilcott Limited (f/k/a Warner Chilcott Holdings Company, Limited).”

(e) adding at the end of the definition of “Permitted Transferee” in Section 1.01(a) the following:

“Notwithstanding any provision in this Agreement (or any other document) to the contrary, solely in connection with, and upon the effectiveness of, the Scheme of Arrangement, Warner plc will constitute a Permitted Transferee.”

(f) deleting the references to “Companies” and “Company” in Section 1.01(b).

(g) adding after the last sentence in Section 8.02(b) the following:

“Notwithstanding any provision in this Agreement to the contrary, upon the effectiveness of the Scheme of Arrangement between Warner Chilcott Limited (f/k/a Warner Chilcott Holdings Company, Limited) and the shareholders of Warner Chilcott Limited (the “Scheme of Arrangement”), Warner Chilcott

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Limited does hereby assign, transfer, convey and deliver unto Warner plc its entire right, title and interest in, to and under this Agreement (the “Assigned Rights”) upon condition that all of the terms, covenants, conditions and stipulations on the part of Warner Chilcott Limited arising after the effectiveness of the Scheme of Arrangement under this Agreement are to remain in full force and be binding upon Warner plc, provided that Warner Chilcott Limited will remain a party to this Agreement; and upon effectiveness of the Scheme of Arrangement, Warner plc hereby accepts the assignment to it of the Assigned Rights and assumes and agrees to perform, carry out and observe all of the liabilities, obligations, duties and responsibilities on the part of Warner Chilcott Limited under this Agreement as if it, Warner plc, had been a party to this Agreement in the place of Warner Chilcott Limited and covenants and agrees to succeed to and take the place of Warner Chilcott Limited under this Agreement to the same effect as if Warner plc had executed this Agreement in the place of Warner Chilcott Limited.”

(h) deleting the first entry under Section 8.03 and replacing it with the following:

“If to any of the Companies, to:

c/o Warner Chilcott Corporation

100 Enterprise Drive

Rockaway, NJ 07866

Attention: General Counsel

Facsimile: (973) 442-3283”

(i) deleting the first sentence of Section 8.06 and replacing it with the following:

“All issues concerning the relative rights of the Company and the Shareholders with respect to each other and the duties and obligations of the Company’s directors to the Company shall be governed by the laws of the Republic of Ireland.”

2. Except as modified in the manner described in this amendment, the Shareholders Agreement shall remain in full force and effect.

3. The validity, interpretation and enforcement of this amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws principles thereof.

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4. This amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURES PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have caused this amendment to be duly executed by their respective authorized officers as of August 20, 2009.

WARNER CHILCOTT PLC

By:	/s/ Roger M. Boissonneault

Name:	Roger M. Boissonneault
Title:	Chief Executive Officer and President

WARNER CHILCOTT LIMITED

By:	/s/ Roger M. Boissonneault

Name:	Roger M. Boissonneault
Title:	Chief Executive Officer and President

WARNER CHILCOTT HOLDINGS COMPANY II, LIMITED

By:	/s/ Roger M. Boissonneault

Name:	Roger M. Boissonneault
Title:	Chief Executive Officer and President

WARNER CHILCOTT HOLDINGS COMPANY III, LIMITED

By:	/s/ Roger M. Boissonneault

Name:	Roger M. Boissonneault
Title:	Chief Executive Officer and President

BAIN FUNDS:

BAIN CAPITAL INTEGRAL INVESTORS II, L.P., ON ITS OWN BEHALF AND AS THE BAIN REPRESENTATIVE

By:	Bain Capital Investors, LLC, its general partner

By:	/s/ Mark Nunnelly

Name:	Mark Nunnelly
Title:	Managing Director

DLJMB FUNDS:

DLJ MERCHANT BANKING III, INC., as Managing General Partner on behalf of DLJMB OVERSEAS PARTNERS III, C.V., ON ITS OWN BEHALF AND AS THE DLJMB REPRESENTATIVE

By:	/s/ Kenneth J. Lohsen

Name:	Kenneth J. Lohsen
Title:	Vice President

JPMP FUNDS:

J.P. MORGAN PARTNERS (BHCA), L.P., ON ITS OWN BEHALF AND AS THE JPMP REPRESENTATIVE

By:	CCMP CAPITAL ADVISORS, LLC, as attorney-in-fact

By:	/s/ Stephen Murray

Name:	Stephen Murray
Title:	President and CEO

THL FUNDS:

THOMAS H. LEE (ALTERNATIVE) FUND V, L.P., ON ITS OWN BEHALF AND AS THE THL REPRESENTATIVE

By:	THL Advisors (Alternative) V, L.P., its general partner

By:	Thomas H. Lee Advisors (Alternative) V Limited, LLC, its general partner

By:	/s/ Todd Abbrecht

Name:	Todd Abbrecht
Title:	Managing Director